EXHIBIT 23


                            Consent to Use of Opinion


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                                 MARK S. PIERCE
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November 5, 1997


Board of Directors
1999 Broadway, Ste. 3235
Denver, CO 80202

RE:  Registration on Form S-8

Gentlemen:

Please allow this letter to serve as my consent to the filing of, and reference in the prospectus to, my opinion in the registration statement under the referenced matter.

If you have any questions with regards to the above matter, please call the undersigned at the Denver address.


Sincerely,

/s/ Mark S.  Pierce
Mark S. Pierce


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                            1999 Broadway, Suite 3250
                             Denver, Colorado 80202
                   (303) 292-2992 (Tel.); (303) 292-2882 (FAX)
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